Exhibit 10.1

ANNEXURE B TO DEED OF AMENDMENT/ SCHEDULE 5 TO BID IMPLEMENTATION AGREEMENT

WIZE PHARMA, INC.

STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of [Date], 2021 (the “Effective Date”), by and between Wize Pharma, Inc., a Delaware corporation (“Company”), and the stockholder named on the signature page hereto (the “Stockholder”).

Recitals

A. On December 30, 2020, the Company and Cosmos Capital Limited (ACN 636 458 912) (the “Target) entered into a Bid Implementation Agreement, as amended by a Deed of Amendment dated January [●] 2021 (the “BIA”), whereby, among other things, the Company agreed to commence an offer (the “Offer”) to purchase all of the outstanding ordinary shares of the Target;

B. The Company plans to consummate the Offer and effect the Closing Date (as defined in the BIA) on or about the date hereof;

C. As contemplated in the BIA and the Offer, the Company has determined to issue (to the shareholders of Target accepting the Offer) an aggregate of up to [●] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

D. As contemplated in the BIA and the Offer, the Stockholder is to receive the number of shares of Common Stock set forth on the signature page hereto (the “Shares”), of which the number of the Shares set forth on the signature page hereto (such Shares, the “Restricted Stock”) will be subject to the restrictions in this Agreement (the remaining Shares that are not Restricted Stock being referred to herein as the “Covered Securities”); and

E. As contemplated in the Offer and the Acceptance Form therefor, by executing and delivering the Acceptance Form, the Stockholder also agreed to grant a power of attorney to [●] (the “POA”) to execute this Agreement on behalf of the Stockholder.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree to the following between the parties as follows:

1. Repurchase Option

(a) In the event that, at any time between the Closing Date and until the Milestone Date, Stockholder (i) pledges, sells, transfers, contracts to sell or transfer any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, or otherwise transfers or disposes of, directly or indirectly, any of the Covered Securities, or (ii) enters into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Covered Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Covered Securities, in cash or otherwise, in each case, other than by way of a Permitted Transfer (as defined below) of such Covered Securities (each of the above, a “Covered Transfer”), then the Company will have an irrevocable option (“Repurchase Option”), for a period of ninety (90) days after the later of (i) such Covered Transfer and (ii) notification in writing of such Covered Transfer by Stockholder to the Company (as may be extended by mutual written consent of the Company and the Stockholder, the “Repurchase Period”), to repurchase from the Stockholder or the Stockholder’s personal representative, as the case may be, at the lower of (x) $0.0001, or (y) the Fair Market Value per share of such Restricted Stock as of the date of repurchase (such lower price, the “Option Price”), a number of shares of the Restricted Stock equal to the total number of shares of Restricted Stock subject to this Agreement multiplied by the Milestone Percentage. Without derogating from Section 1.1(c) below, Stockholder acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time. Further, Stockholder acknowledges and understands that, in the event that the Company repurchases shares, the repurchase price may be less than the price Stockholder originally paid (or deemed to pay under the Offer) and that Stockholder bears any risk associated with the potential loss in value.

(b) Vesting. One Hundred percent (100.00%) of the Restricted Stock will initially be subject to the Repurchase Option. One Hundred percent (100.00%) of the Restricted Stock will vest and be released from the Repurchase Option on the Milestone Date (provided in each case that no Covered Transfer has occurred prior to or as of the Milestone Date, in which case the Repurchase Option shall continue in effect until the expiration of the Repurchase Period).

Notwithstanding the foregoing, the Repurchase Option will automatically lapse and all shares subject to the Repurchase Option will immediately become fully vested and no longer subject to the Repurchase Option in the event of a Change in Control of the Company that occurs following the Closing Date.

(c) Undertaking. The Company undertakes to exercise the Repurchase Option in full and the holders of CVRs are intended third party beneficiaries of this Agreement, including this Section 1(c).

(d) Monitoring. Stockholder acknowledges and understands that (i) in order to determine whether it effected any Covered Transfer prior to the Milestone Date, the Company may rely solely on the registrar books of the Company’s transfer agent, but, if the Company so wishes, in its sole discretion, it may also seek from the Stockholder or other persons additional information, (ii) the Company’s determination under clause (i) shall be final and conclusive as long as it was made by the Board in good faith.

(e) Definitions.

(i)  “Change in Control” shall mean (A) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity and excluding any merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company covered by Section 3 below) by stockholders of the Company, in one transaction or a series of related transactions, of more than 50% of the voting power represented by then outstanding capital stock of the Company to one or more Persons, (B) the sale of all or substantially all of the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (C) the liquidation, dissolution or winding up of the Company.

(ii) “Fair Market Value” shall mean the value of the Restricted Stock as determined in good faith by the Company’s Board of Directors.

(iii) “Milestone Date” shall mean December 31, 2021.

(iv) “Milestone Percentage” shall be the percentage equal to the number of Shares involved in the Covered Transfer divided by the total number of Covered Securities. By way of illustration only, if (A) a Stockholder was issued 61,110 Shares, comprising 38,780 Covered Securities and 22,330 shares of Restricted Stock, (B) prior to the Milestone Date, such Stockholder shall have sold, in the aggregate, 3,878 Shares of the Covered Securities, and (C) prior to the Milestone Date, the Company has distributed a cash dividend of $1 per share to all shareholders, then the Milestone Percentage is 10% and the Company would be entitled to repurchase, at the Option Price, 10% of the 22,330 shares of Restricted Stock, being a repurchase of 2,233 shares (and, as part thereof, retain $2,233 of the total $22,330 dividend that was retained in the escrow pursuant to Section 4).

(v) “Permitted Transfer” means a transfer of one or more Covered Securities (A) upon death of the Stockholder by will or intestacy, (B) by instrument to an inter vivos or testamentary trust in which the Covered Securities are to be passed to beneficiaries upon the death of the trustee, (C) pursuant to a court order (such as in connection with divorce, bankruptcy or liquidation), (D) if the Stockholder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; (E) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; provided that as a condition to any such transfer, in each case, any such transferee shall take each such Covered Security subject to the terms and conditions of this Agreement and, if requested by the Company, shall sign and deliver to the Company a written instrument agreeing to be subject to and bound by the terms and conditions of this Agreement.

(vi)  “Person” shall have the meaning: an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

2. Exercise of Repurchase Option. The Repurchase Option may be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 11(a). Such notice will identify the number of shares of Restricted Stock to be purchased and will notify the Stockholder of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth in Section 1(a) above. Notwithstanding the foregoing (but subject to Section 1(c)), the Company shall be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company gives notice to the holder of the Restricted Stock during the Repurchase Period in writing that the Company expressly declines to exercise its Repurchase Option for some or all of the Restricted Stock. Upon exercise of the Repurchase Option, the Company shall pay to the holder of the Restricted Stock the Option Price for the shares of Restricted Stock being repurchased. The Company shall be entitled to pay for any shares of Restricted Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Stockholder (including without limitation any promissory note given in payment for the Restricted Stock), or by a combination of both. Upon exercise of the Repurchase Option and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest in or related to the Restricted Stock, and the Company shall have the right to transfer to its own name the Restricted Stock being repurchased by the Company, without further action by Stockholder. The certificate(s) representing the shares of Restricted Stock that have been repurchased by the Company shall be delivered to the Company. It is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Restricted Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Restricted Stock.

3. Adjustments To Restricted Stock. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property (including cash), stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property (including cash) to which the Stockholder is entitled by reason of the Stockholder’s ownership of Restricted Stock will be immediately subject to the Repurchase Option and be included in the word “Restricted Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Restricted Stock presently subject to the Repurchase Option, but only to the extent the Restricted Stock is, at the time, covered by such Repurchase Option. While the total Option Price will remain the same after each such event, the Option Price per share of Restricted Stock upon exercise of the Repurchase Option will be appropriately adjusted.

4. Escrow of Unvested Stock; Pledge of Restricted Stock. As soon as reasonably practicable after the completion of the Offer, the Company shall issue a stock certificate in the Stockholder’s name that corresponds to the Restricted Stock (the “Certificate”), and shall hold such Certificate (as well as any distributions of the type covered in Section 3) in escrow for the Stockholder’s benefit, properly endorsed for transfer, until such time as the Restricted Stock is repurchased by the Company or all restrictions thereon lapse. The Company shall not be liable for any act it may do or fail to do with respect to the holding of the Certificate in escrow hereunder, provided it acts or fails to act in good faith and in the exercise of its sound judgment.

5. Termination of Repurchase Option. Sections 1, 2, 3, and 4 of this Agreement will terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first (the “Termination”).

6. Rights of the Stockholder. Subject to the provisions of Sections 4, 6, 8, and 10 of this Agreement, the Stockholder will exercise all rights and privileges of a stockholder of the Company with respect to the Restricted Stock deposited in escrow except that the Stockholder will not have the voting rights attributable to the shares of Restricted Stock until such shares of Restricted Stock have vested and been released from the Repurchase Option. The Stockholder hereby constitutes and appoints as its proxy, and hereby grants a power of attorney to, the President of the Company, with full power of substitution, with respect to any shares of the Restricted Stock that have not been released from the Repurchase Option, to vote such Restricted Stock in a manner that is proportionate to the manner in which all shares of Common Stock, which are voted in respect of such matter, are voted. Each of the proxy and power of attorney granted herein is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until the Termination.

7. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, the Stockholder will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in, or enter into any other type of Covered Transfer of, the Restricted Stock while the Restricted Stock is subject to the Repurchase Option. As a condition of this Agreement, the Company may require the Stockholder (and the POA for that matter) to execute a stock power in the form of Exhibit A hereto with respect to the Restricted Stock.

8. Restrictive Legends. All certificates representing the Restricted Stock will have endorsed legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION.”

The Company will remove or cause the removal of the foregoing legends as and to the extent of the lapse of the applicable restrictions.

9. Intentionally omitted.

10. Refusal to Transfer. The Company will not be required (a) to transfer on its books any shares of Restricted Stock of the Company which will have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

11. Miscellaneous.

(a) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to (i) the Company at its address set forth on the signature page to this Agreement and (ii) to Stockholder at the address in the corporate books of the Company in accordance with the Acceptance Form, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement.

(b) Governing Law. This Agreement and performance of the parties to this Agreement shall be construed and governed according to the internal substantive and procedural laws of the State of Delaware applicable to contracts made and to be fully performed in such state (except any laws of that state that would render such choice of law ineffective and except as Federal procedural laws would apply).

(c) Entire Agreement; Amendment. This Agreement (including the exhibits to this Agreement) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may be amended by the Company without the consent of the Stockholder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable and that it deems shall not adversely affect the interest of the Stockholder. All other modifications or amendments, including any amendment to change the Milestone Date, shall require the written consent of the Company and Stockholders holding a majority of all of the Restricted Stock issued under the Offer.

(d) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon the Stockholder, the Stockholder’s successors, and assigns. The Repurchase Option of the Company under this Agreement will be assignable by the Company at any time or from time to time, in whole or in part.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties to this Agreement and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be transmitted by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Attorney Fees. If any party to this Agreement commences any legal suit, action or proceeding, including arbitration, against another party to enforce the covenants contained in this Agreement or to obtain any other remedy in respect of any breach of this Agreement or arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled, in addition to any other relief granted, to all out-of-pocket expenses and costs incurred by such prevailing party in connection with such action, including, without limitation, all attorney fees and court costs, and a right to such expenses and costs shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

[Signature Page Follows]

ANNEXURE B TO DEED OF AMENDMENT/ SCHEDULE 5 TO BID IMPLEMENTATION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Wize Pharma, Inc.

By:
Name:
Title:

STOCKHOLDER

Signed, sealed and delivered for and on behalf of [STOCKHOLDER NAME] by the Stockholder’s attorney under the power of attorney contained in the Stockholder’s acceptance of the offers made by the Company to acquire all of the shares in Target, set out in the Bidder’s Statement of the Company dated [●] 2021, in the presence of:

Signature of witness

Name of witness (block letters)

Address of witness:
The attorney executing this Agreement states that the attorney has no notice of revocation or suspension of their power of attorney or authority.

Shares: _____________

Restricted Stock: _____________

Covered Securities: _____________

Attachments:

Exhibit A – Stock Power

Signature Page to Stock Restriction Agreement

ANNEXURE B TO DEED OF AMENDMENT/ SCHEDULE 5 TO BID IMPLEMENTATION AGREEMENT

Exhibit A

STOCK POWER

For Value Received, [Stockholder Name], hereby sells, assigns, and transfers unto __________________________, ____________ shares of Common Stock of Wize Pharma, Inc. (the “Company”), subject to the terms of, that certain Stock Restriction Agreement by and between the Company and [Stockholder Name] dated ________________, standing in his/her name on the books of said corporation represented by Certificate No.  [___] herewith, and does hereby irrevocably constitute and appoint _________________ as his/her attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:
[Stockholder Name]

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.]